Exhibit (m)(4)

NOTICE OF RULE 12 B-1 FEE WAIVER

CLASS A SHARES

THIS NOTICE OF RULE 12B-1 FEE WAIVER is signed as of January 1, 2005, by PRUDENTIAL INVESTMENT MANAGEMENT SERVICES LLC (PIMS), the Principal Underwriter of Dryden Global Total Return Fund, Inc., an open-end management investment company (the Fund).

WHEREAS, PIMS has been waiving a portion of its distribution and shareholder services fees payable on Class A shares of the Fund (Rule 12b-1 fees) on a fiscal year basis; and

WHEREAS, PIMS desires to continue its contractual waiver of a portion of Rule 12b-1 fees for the Fund’s current fiscal year; and

WHEREAS, PIMS understands and intends that the Fund will rely on this Notice and agreement in preparing a registration statement on Form N-1A and in accruing the Fund’s expenses for purposes of calculating net asset value and for other purposes, and expressly permits the Fund to do so; and

WHEREAS, shareholders of the Fund will benefit from the ongoing contractual waiver by incurring lower Fund operating expenses than they would absent such waiver.

NOW, THEREFORE, PIMS hereby provides notice that it has agreed to limit the distribution or service (12b-1) fees incurred by Class A shares of the Fund to .25 of 1% of the average daily net assets of the Fund. This contractual waiver shall be effective for the Fund’s current fiscal year ending December 31, 2005.

IN WITNESS WHEREOF, PIMS has signed this Notice of Rule 12b-1 Fee Waiver as of the day and year first above written.

PRUDENTIAL INVESTMENT MANAGEMENT SERVICES LLC

By:	/s/ Robert F. Gunia
Name:	Robert F. Gunia
Title:	President

NOTICE OF RULE 12B-1 FEE WAIVER

CLASS C SHARES

THIS NOTICE OF RULE 12B-1 FEE WAIVER is signed as of January 1, 2005, by PRUDENTIAL INVESTMENT MANAGEMENT SERVICES LLC (PIMS), the Principal Underwriter of Dryden Global Total Return Fund, Inc., an open-end management investment company (the Fund).

WHEREAS, PIMS has been waiving a portion of its distribution and shareholder services fees payable on Class C shares of the Fund (Rule 12b-1 fees) on a fiscal year basis; and

WHEREAS, PIMS desires to continue its contractual waiver of a portion of Rule 12b-1 fees for the Fund’s current fiscal year; and

WHEREAS, PIMS understands and intends that the Fund will rely on this Notice and agreement in preparing a registration statement on Form N-1A and in accruing the Fund’s expenses for purposes of calculating net asset value and for other purposes, and expressly permits the Fund to do so; and

WHEREAS, shareholders of the Fund will benefit from the ongoing contractual waiver by incurring lower Fund operating expenses than they would absent such waiver.

NOW, THEREFORE, PIMS hereby provides notice that it has agreed to limit the distribution or service (12b-1) fees incurred by Class C shares of the Fund to .75 of 1% of the average daily net assets of the Fund. This contractual waiver shall be effective for the Fund’s current fiscal year ending December 31, 2005.

IN WITNESS WHEREOF, PIMS has signed this Notice of Rule 12b-1 Fee Waiver as of the day and year first above written.

PRUDENTIAL INVESTMENT MANAGEMENT SERVICES LLC

By:	/s/ Robert F. Gunia
Name:	Robert F. Guni
Title:	President